                                                                    EXHIBIT 10.4




                           PROMISSORY NOTE (SECURED)


$6,300,000.00                                                   January 29, 1996


         FOR VALUE RECEIVED, the undersigned, JAMESTOWN RESORT & MARINA, LTD., a Kentucky limited partnership ("Borrower"), promises to pay to the order of NATIONSCREDIT COMMERCIAL CORPORATION, a Delaware corporation with a principal place of business at One Canterbury Green, P.O. Box 120013, Stamford, Connecticut 06912-0013 ("Lender"), to the account set forth in Section 2d below or at such other place as Lender may from time to time direct, the principal sum of SIX MILLION THREE AND 00/100 DOLLARS ($6,300,000.00), or so much thereof as may have been advanced pursuant hereto and to the Loan Agreement, on or before the Maturity Date (both as defined below), together with interest thereon, all as hereinafter provided. Interest shall be computed and accrue on the principal amount hereof from time to time outstanding from the date advanced to the date of payment at a rate per annum equal to the Interest Rate (as defined below).

         1. Definitions. In addition to terms defined elsewhere in this Note, the following terms shall have the following definitions:

                 a. "Acceleration Fee" shall mean the aggregate difference between: (x) the Base Rate and (y) the Lender's actual cost to borrow funds accruing from the date for which the last payment of interest due hereunder was received by Lender (prior to the acceleration of the Loan by Lender as a result of an Event of Default under the Loan Documents) through the last day of Loan Month thirty six (36).

                 b. "Advance" shall mean an advance by Lender to Borrower in accordance with this Note or the Loan Agreement.

                 c. "Base Rate" shall mean the Commercial Paper Rate plus four and one quarter percent (4.25%) per annum.

                 d. "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in Illinois, Kentucky or Connecticut.

                 e. "Commercial Paper Rate" shall mean, for each Loan Month, the highest discount rate reported as having been the rate in effect for "high-grade unsecured notes" having thirty (30) day maturities "sold through dealers by major corporations in multiples of $1,000" (whether or not such notes have actually been sold by such dealers at such rates) in the "Money Rates" column of The Wall Street Journal (the "Published Rate") published on the first day of the applicable Loan Month, or, if the Published Rate is not published on the first day of the applicable Loan Month, on the immediately preceding Publication Date. If The Wall Street Journal (i) publishes more than one Published Rate on any Publication Date, the higher of such rates shall apply, or (ii) publishes a retraction or correction of any Published Rate, the corrected rate reported in such retraction or correction shall apply. If the Published Rate is no longer published at least monthly, the Base Rate shall, in the sole and absolute discretion of Lender, be deemed to be either (x) such other discount rate reported as having been the rate in effect for "high grade unsecured notes" reported in The Wall Street Journal and reasonably satisfactory to Lender, or (y) the Substitute Rate.

                 f. "Default Rate" shall mean a rate per annum equal to the lesser of (i) five percent (5%) per annum plus the Base Rate, and (ii) the Maximum Rate.

                 g. "Environmental Indemnity" shall mean the Hazardous Substance Indemnity Agreement of even date from Borrower, General Partner, and Guarantor to Lender.

                 h. "Event of Default" shall mean (i) the failure by Borrower to pay any installment of principal or interest under this Note within five (5) days following the due date thereof, (ii) the failure by Borrower to pay all sums owed to Lender under this Note and every Loan Document on or before the Maturity Date, or (iii) the occurrence of any Event of Default under the Loan Agreement, the Mortgage or any other Loan Document.

                 i. "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                 j. "General Partner" shall mean Jamestown Resort & Marina, Inc., a Kentucky corporation.

                 k. "Guaranty" shall mean the Guaranty and Indemnity Agreement of even date from General Partner and Guarantor to Lender.

                 l.       "Guarantor" shall mean R. Dudley Webb.

                 m. "Incipient Default" shall mean any condition which with the giving of notice or passage of time, or both, would constitute an Event of Default.

                 n. "Interest Rate" shall mean the lesser of (i) the Maximum Rate, and (ii) the Base Rate or the Default Rate, as applicable, from time to time in effect hereunder.

                 o. "Lease Estoppel, Consent, Non-Disturbance and Attornment Agreement" -- shall mean the Lease Estoppel, Consent,
Non-Disturbance and Attornment Agreement of even date entered into by and between Borrower, the United States Of America, By And Through The Department Of The Army, and Lender.

                 p. "Loan" shall mean the loan from Lender to Borrower evidenced by this Note and by the Loan Agreement.





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
                 q. "Loan Agreement" shall mean that certain Loan Agreement of even date herewith by and between Lender and Borrower which, together with this Note, evidences the Loan.

                 r. "Loan Documents" shall have the meaning set forth in the Loan Agreement.

                 s. "Loan Month" shall mean any full calendar month during the term of this Note, with Loan Month one (1) being February 1996 and the Loan Month sixty (60) being January 2001. Loan Month one (1) shall be deemed to include the partial month commencing on the date of this Note.

                 t.       "Maturity Date" shall mean the earliest to occur of:
(i) February 1, 2001; (ii) such date as Lender may, in its discretion, designate in writing as the Maturity Date if the Base Rate should at any time exceed the Maximum Rate; or (iii) the date on which the entire principal amount evidenced by this Note and all accrued and unpaid interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise in accordance with the terms of this Note or any of the Loan Documents.

                 u. "Maximum Rate" shall mean the maximum interest rate allowed by applicable law in effect with respect to the Loan on the date for which a determination of interest accrued hereunder is made and after taking into account all fees, payments and other charges which are, under applicable law, characterized as interest.

                 v. "Mortgage" shall mean that certain Open-End Leasehold Mortgage, Security Agreement, and Assignment of Rents of even date herewith from Borrower to Lender securing the Loan.

                 w. "Mortgaged Property" shall have the meaning set forth in the Mortgage.

                 x. "Publication Date" shall mean any date on which the Commercial Paper Rate is published in The Wall Street Journal.

                 y.       "Trapped Funds" shall have the meaning set forth in
Section 4.R of the Loan Agreement.

         2.      Payment of Interest and Principal.

                 a.       Commencing on the first (1st) day of Loan Month two
(2) (March 1,1996) and on the first (1st) day of each Loan Month thereafter, Borrower shall pay to Lender (i) interest at the Interest Rate on the principal amount hereof then outstanding, (ii) installments of principal for each Loan Month in the amounts set forth on Exhibit A attached hereto, which monthly installments are calculated to be equal to the amount which would be sufficient to amortize the principal balance of this Note over a fifteen (15) year term commencing on the date





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
hereof (or the remainder of said term at the time of each such monthly payment), with interest accruing thereon at ten percent (10%) per annum.

                 b. In addition to the payments required under Subsections 2.a and 2.b above, Lender shall have the right, subject to and in accordance with Subsection 4.R of the Loan Agreement, to apply Trapped Funds held by Lender to payment of (x) the outstanding principal balance of this Note, or (y) upon the occurrence of an Event of Default, amounts then due and payable under the Loan Documents in such order and priority as Lender may elect in its sole and absolute discretion. Said mandatory payments made pursuant to Subsection 4.R of the Loan Agreement shall not be subject to the Prepayment Fee.

                 c. The entire outstanding principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. Borrower acknowledges and agrees that a substantial portion of the principal balance evidenced by this Note will be outstanding and due and payable on the Maturity Date.

                 d. All payments hereunder shall be made by wire transfer of immediately available federal funds without set-off or counterclaim and shall be made to the following account of Lender prior to 1:30 p.m., Eastern Standard Time, on the date due:

                 FIRST NATIONAL BANK OF CHICAGO
                 CHICAGO, ILLINOIS
                 ABA #071000013
                 ACCOUNT NUMBER: #52-56933
                 ACCOUNT NAME: NATIONSCREDIT COMMERCIAL CORPORATION
                 REFERENCE: JAMESTOWN RESORT & MARINA, LTD.

Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the calculation of interest on such principal. Any payments received after 1:30 p.m., Eastern Standard Time shall be deemed received on the next Business Day and shall include interest to such next Business Day.

                 e. All interest required to be paid by Borrower hereunder shall be calculated on the basis of a year consisting of 360 days and shall be paid in arrears for the actual number of days elapsed, calculated as to each Advance from and including the date the applicable period commenced to, but not including, the date such period ends.

                 f. If any regular monthly installment of principal and interest shall not be pied at the place required under this Note on or before the fifth (5th) day following the due date thereof, Borrower shall pay to Lender a late charge (the "Late Charge") of five cents ($0.05) for each Dollar so overdue in order to compensate Lender for its frustration in the meeting of its financial and loan commitments and to defray part of Lender's expenses incident to handling such delinquent payments. This charge shall be in addition to any other remedy Lender may





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have and is in addition to Lender's right to collect reasonable fees and charges of any agents or attorneys which Lender employs in connection with any Event of Default. To the extent that any Late Charge shall constitute interest under applicable law, the amount thereof, together with all other interest hereunder and under the Loan Documents, shall be expressly limited to the Maximum Rate. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or any deposits required to be made hereunder or under any of the Loan Documents or the requirement that Borrower make all payments of installments and deposits as and when the same are due and payable. In addition, Borrower shall pay to Lender interest at the Default Rate on (i) any part of any regular monthly installment of principal and interest which is not paid on or before the fifth (5th) day following the due date thereof, and (ii) any other amounts owed to Lender hereunder or under any Loan Document which are not paid on or before the fifth (5th) day following the due date thereof; such interest at the Default Rate shall be calculated from the date the payment in question became due to the date such payment is made.

                 g. If at any time the Base Rate exceeds the Maximum Rate and the Interest Rate is reduced to the Maximum Rate, any subsequent reductions in the Base Rate to a level which is less than the Maximum Rate shall not reduce the Interest Rate below the Maximum Rate unless and until the total amount of the interest accrued and actually paid on this Note equals the amount of interest which would have been paid or accrued if the Interest Rate had at all times been equal to the Base Rate.

                 h. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to Lender shall be reduced to the Maximum Rate, and if from any such circumstances Lender shall ever receive interest which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate throughout the term thereof; (ii) be characterized as a fee, expense or charge other than interest; and (iii) exclude any voluntary prepayments and the effects thereof The terms and provisions of this Section 2.i shall control and supersede every other provision of all agreements between Lender and Borrower.





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
                 i. Except as otherwise expressly provided in this Note, the Loan Agreement or the Mortgage, each payment received by Lender shall be applied by Lender to amounts outstanding under the Loan Documents in such order and priority as Lender may elect in its sole and absolute discretion; provided, however, that if at the time of any payment there is due and payable any portion of the principal balance of this Note and sums not constituting repayment of principal, then such payment shall first be allocated to sums not constituting repayment of principal (in such order of priority as among the various obligations constituting such sums as Lender may elect in its sole and absolute discretion) before Lender applies such payments to the reduction of the outstanding principal balance of this Note.

         3. Advances. The proceeds of the Loan have been advanced as follows:

                 a. On the date hereof, Lender has advanced to or for the benefit of Borrower the sum of FIVE MILLION EIGHT HUNDRED THOUSAND AND NO/00 DOLLARS ($5,800,000.00), and Borrower hereby acknowledges its receipt of said funds.

                 b. So long as no Event of Default or Incipient Default exists, Lender shall advance up to FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in accordance with the terms and conditions set forth in Article 5 of the Loan Agreement.

         4.      Extension Options.  Intentionally Deleted.

         5.      Net Cash Flow Payments.  Intentionally Deleted.

         6. Prepayment. The Loan may not be prepaid, in whole or in part, at any time during the term hereof, except as expressly set forth below.

                 a. Prepayment in full of the Loan is permitted at any time on or after the first day of Loan Month thirty seven (37) and prior to the Maturity Date. Any prepayment in full which is made on or after the first (1st) day of Loan Month thirty seven (37) shall not be subject to a Prepayment Fee.

                 b. Borrower shall give Lender thirty (30) days prior written notice of the proposed prepayment, which notice shall be irrevocable. Borrowers failure to make a prepayment in full in accordance with such a written notice from Borrower to Lender shall constitute an Event of Default.

                 c. Any tender of payment by Borrower or any other party, except as expressly set forth in this Section 6, shall constitute a prohibited prepayment hereunder.

                 d. In the event that Lender accelerates the Loan to be due in full as a result of the occurrence of an Event of Default prior to the end of Loan Month thirty six (36), Borrower shall be liable to pay to Lender the Acceleration Fee.





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
         7. Default. Upon the occurrence of any Event of Default, the principal amount of the Loan, together with all accrued interest thereon and all amounts due and payable hereunder (including the Acceleration Fee) shall immediately become due and payable on demand. If this Note, or any part hereof, is not paid when due, whether by acceleration or otherwise, Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and disbursements, incurred by the holder hereof on account of such collection, whether or not suit is filed hereon. Additionally, after the Maturity Date, the Interest Rate shall without notice immediately become the Default Rate.

         8. Notices. All notices, demands and requests required or desired to be given hereunder shall be in writing and shall be delivered in person, by United States registered or certified mail, return receipt requested, postage prepaid, or by overnight courier addressed as follows:

                 To Borrower:

                          Jamestown Resort & Marina, Ltd.
                          250 West Main Street, Suite 3000
                          Lexington, Kentucky 40507
                          Attn: R. Dudley Webb

                 with a copy to:

                          Glenn A. Hoskins, Esq.
                          Webb & Hoskins
                          250 West Main Street, Suite 3010
                          Lexington, Kentucky 40507

                 To Lender:

                          NationsCredit Commercial Corporation
                          One Canterbury Green
                          P.O. Box 120013
                          Stamford, Connecticut 06912-0013
                          Attn: Vice President, Commercial Real Estate

                 with a copy to:

                          NationsCredit Commercial Corporation
                          One Canterbury Green
                          P.O. Box 120013
                          Stamford, Connecticut 06912-0013
                          Attn: General Counsel





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
or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

                 9. Governing Law. In all respects, including, without limitation, matters of construction and performance of this Note and the obligations arising hereunder, this Note shall be governed by, and construed in accordance with, the internal laws of the State of Connecticut applicable to contracts and obligations made in such state and any applicable laws of the United States of America.

                 10. Waiver. Borrower hereby (a) waives demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and all other notice (except notice specifically provided for herein or in the Loan Documents), filing of suit and diligence in collecting this Note or enforcing any of the security for this Note, (b) agrees to any substitution, exchange or release of any party primarily or secondarily liable hereon, (c) agrees that Lender or any other holder hereof shall not be required first to institute suit or exhaust its remedies hereon or to enforce its rights under any Loan Document in order to enforce payment of this Note, (d) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Borrower, and (e) agrees that the failure to exercise any option or election herein provided upon the occurrence of any default in respect hereto shall not be construed as a waiver of the right to exercise such option or election at any later date or upon the occurrence of a subsequent default in respect hereto.

                 11. Business Purpose. Borrower represents and warrants that the proceeds of this Note will be used for business purposes and not for personal, family or household purposes.

                 12. Severability. If any provision of this Note or any payments pursuant to this Note shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by applicable law.

                 13.      Miscellaneous.

                 a. BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER, AND BORROWER ACKNOWLEDGES THAT LENDER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE





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SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL
COUNSEL, SELECTED BY BORROWER, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

                 b. Borrower hereby submits to personal jurisdiction in the State of Connecticut for the enforcement of the provisions of this Note and irrevocably waives any and all rights to object to such to such jurisdiction for the purposes of litigation to enforce any provision of this Note. Borrower hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Note may be brought in any state or federal court in the State of Connecticut. Borrower hereby irrevocably waives any objection which Borrower may have to the laying of the venue of any such action, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Borrower hereby appoints the Secretary of the State of Connecticut as its agent for service of process. Borrower hereby consents that service of process in any action, suit or proceeding may be made by service upon the aforesaid agent for service of process (in which event Lender will furnish Borrower a copy of the complaint and summons filed in accordance with the notice requirements of Section 8.8 of the Loan Agreement), by personal service upon Borrower, or by delivery in accordance with the notice requirements of Section 8 of this Note or in such other manner permitted by law.

                 c. This Note shall be binding upon Borrower and its representatives, successors and assigns.

                 d. This Note may not be changed orally, but only by an agreement in writing signed by Borrower and Lender.

                 e. The headings used in this Note are for ease of reference only and shall not be used to construe or interpret this Note.

                 f. Borrower agrees that the terms and conditions of this Note are the result of negotiations between Borrower and Lender and that this Note shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Note.

         14. Limitation on Liability. (a) Subject to the limitations and exceptions contained in subsections (b), (c) and (d) below, neither Borrower nor the General Partner shall have any personal recourse liability for amounts owing under this Note or any of the other Loan Documents and no deficiency judgment therefor shall be enforced against Borrower or the General Partner. Lender's recourse for such amounts shall, subject to the limitations and exceptions contained in subsections (b), (c), (d), and (e) below, be limited to the collateral and security provided under the Loan Documents.

                 (b) A judgment may be sought, obtained, entered and enforced against Borrower and/or the General Partner to the extent necessary to preserve or enforce the rights





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
and remedies of Lender in, to or against the collateral and security provided under the Loan Documents, and nothing contained in this Section 14 shall be construed to limit, prejudice or impair the rights of Lender to enforce its rights and remedies against any real and personal property mortgaged, pledged, encumbered, assigned or granted to secure payment or performance under this Note, the Loan Agreement and the other Loan Documents. Notwithstanding anything to the contrary herein or elsewhere Lender shall, to the fullest extent permitted by law, be entitled to injunctive relief and to specific performance.

                 (c) Anything contained herein or elsewhere to the contrary notwithstanding, Borrower and/or the General Partner shall be liable to Lender, without limitation, for Lender's harm, loss (including lost interest and principal on the Loan), damage, costs and expenses (including Lender's reasonable attorneys' fees and collection costs) arising out of or in connection with any of the following circumstances:

                          (i) any misapplication or misappropriation of any Gross Revenues (as defined in the Loan Agreement), including the distribution by Borrower of any Gross Revenues in violation of Section 4.1.S of the Loan Agreement;

                          (ii) any waste respecting all or any part of the Property or any other collateral;

                          (iii) the collection of rents or other income from the Property (as defined in the Loan Agreement) more than thirty (30) days in advance in violation of the terms and provisions of the Loan Documents; or the failure to account for security deposits of tenants or other occupants at the Property, if any, not turned over to Lender immediately after Lender's demand following the occurrence of an Event of Default;

                          (iv) fraud in connection with the Loan or any Loan Document;

                          (v) any material breach of any representation or warranty made in connection with the Loan known by Borrower or the Guarantor (as defined in the Loan Agreement) to have been false when made or deemed made;

                          (vi) any material misrepresentation or inaccuracy contained in any financial statement or other document provided to Lender pursuant to Section 4.1.K of the Loan Agreement known by Borrower or the Guarantor to have been false or inaccurate when provided;

                          (vii) any breach of any of the terms and provisions of the Environmental Indemnity;

                          (viii) the occurrence of a direct or indirect transfer of the Property in violation of the Mortgage or any of the other Loan Documents without the prior written consent of Lender or the existence of any liens on the Premises (as defined in the Loan





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
         Agreement) resulting from Borrower's voluntary action, other than the Permitted Encumbrances (as defined in the Loan Agreement);

                          (ix) any filing by Borrower or the General Partner, or any Affiliate, of any voluntary petition under the Bankruptcy Code, or the taking by any one or more of them of any comparable action under any federal or state law, or the filing of any involuntary petition under the Bankruptcy Code against any of Borrower, and the General Partner, or any Affiliate, or the taking of comparable action under any federal or state law against any one or more of them by any Affiliate of any of them;

                          (x) the amendment or modification of the Ground Lease without the prior written consent of the Lender in violation of Paragraph 8 of the Lease Estoppel, Consent, NonDisturbance and Attornment Agreement.

                 (d) In the event of any filing by Borrower or the General Partner of any voluntary petition under the Bankruptcy Code, or the taking by any one or more of them of any comparable action under any federal or state law; or the filing of any involuntary petition under the Bankruptcy Code against the Borrower, and/or the General Partner, or the taking of comparable action under any federal or state law against any one or more of them by any Affiliate of any of them, the Loan shall become fully recourse.

                 (e) Nothing contained in this Section 14 shall be construed to release Borrower or any Loan Party (as defined in the Loan Agreement) from liability under the indemnifications contained in the Guaranty and in the Environmental Indemnity (each as defined in the Loan Agreement).

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative as of the date and year first above written.

                                        JAMESTOWN RESORT & MARINA,
                                        LTD., a Kentucky limited partnership


                                        BY:  JAMESTOWN RESORT &
                                             MARINA, INC., a Kentucky
                                             corporation, as general partner

                                        BY:  /s/  R. Dudley Webb
                                          ------------------------------------
                                             R. DUDLEY WEBB, Its Chairman

                                        Borrower's Taxpayer Identification
                                        Number:
                                               -------------------------------





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
STATE OF OHIO
COUNTY OF HAMILTON

         The foregoing instrument was acknowledged before me this ____ day of January 1996, by R. DUDLEY WEBB, Chairman of Jamestown Resort & Marina, Inc., a Kentucky corporation, as general partner of Jamestown Resort & Marina, Ltd., a Kentucky limited partnership. He is personally known to me or has produced as identification.


                                           -----------------------------------
                                           Print Name:
                                                      ------------------------
                                           NOTARY PUBLIC
[SEAL]                                     Commission No.:
                                                          --------------------
                                           My Commission expires:





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